UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 W. Germantown Pike Norristown, PA	19401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 239-8850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 11, 2005, Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a Co-Promotion Agreement (the “Agreement”) with Oscient Pharmaceuticals Corp. (“Oscient”) providing for the co-promotion by Auxilium and Oscient of Auxilium’s marketed product, Testim®, in the United States. Testim is a proprietary, topical 1% testosterone gel indicated for the treatment of hypogonadism. Pursuant to the Agreement, Oscient will promote Testim to primary care physicians in the United States using its 250-person sales force, and the two companies will share profits from Testim sales generated by primary care physicians above an agreed upon sales threshold.

Term

The effective date of the Agreement is April 11, 2005 and the initial term of the Agreement ends on April 30, 2007. Oscient may extend the Agreement for two consecutive two-year periods for a cumulative total of up to six years, provided that certain milestones for each extension have been met by Oscient. The milestones include the performance of a minimum number of physician details and achievement of specified Testim primary care sales levels and market share objectives. If the milestones for each extension period are satisfied and Oscient does not elect to terminate the Agreement, the first extension period will commence effective January 1, 2007 and end on December 31, 2008 and the second extension period will commence effective January 1, 2009 and end on April 30, 2011.

Co-Promotion

During the term of the Agreement, Oscient will have the exclusive right to promote Testim jointly with Auxilium to primary care physicians in the United States. Oscient is obligated to commence co-promotion of Testim by May 9, 2005. Both Auxilium and Oscient must employ a minimum number of professional sales representatives and each respective sales force must execute a prescribed number of annual calls to primary care physicians. Auxilium retains the exclusive right to promote Testim to specialists, which include urologists, endocrinologists and certain HIV-treating physicians. The Agreement requires that Auxilium achieve a specified minimum number of annual calls to these specialists.

Auxilium and Oscient will jointly develop a promotion plan which sets forth the responsibilities of both parties with respect to the marketing and promotion of Testim in the primary care physician market in the United States. The budget for the promotion plan will be determined jointly by Auxilium and Oscient on an annual basis and each party will share equally in the expenses. In addition, each party will be responsible for all costs associated with its respective sales force. The parties currently estimate that the projected budget for marketing and promotion of Testim in the primary care physician market in the United States will be approximately $10.5 million in 2005 and approximately $13.0 million in 2006. The 2005 incremental expense impact to Auxilium is estimated to be $3.9 million versus the 2005 full-year guidance previously reported by Auxilium.

Under the terms of the Agreement, Auxilium will book all sales of Testim and will be responsible for regulatory and drug safety oversight, manufacturing, supply, distribution and pricing of Testim.

Co-Promotion Fee

There are no up-front payments by either party associated with the Agreement. During the term of the Agreement, Auxilium will compensate Oscient for its co-promotion services by paying Oscient a specified percentage of the gross profit from Testim sales attributable to primary care physicians in the United States generated by the combined sales force, that exceeds a specified sales threshold. Such percentage is based upon Testim sales levels attributable to primary care physicians in the United States generated by the combined sales force and the marketing expenses incurred by Oscient in connection with the promotion of Testim under the Agreement.

In the event the milestones for each extension period are achieved and Oscient does not elect to terminate the Agreement, during the two years following the expiration of the second extension period, Auxilium will pay Oscient a specified percentage of the sum of the profit sharing payments made to Oscient during the one-year period ending March 31, 2011.

Termination

The Agreement may be terminated by either party upon the occurrence of certain termination events. Each party has the right to terminate the Agreement in the event of a material breach of the terms of the Agreement by the other party. Each party also has the right to terminate the Agreement if a generic form of Testim is approved and sold in the United States, in which case Auxilium is obligated to pay to Oscient a specified percentage of the profits for the following two years. Additionally, Oscient has the right to terminate the Agreement in the event Testim is withdrawn from the market, Auxilium loses its rights to market Testim or if there is an interruption in supply of Testim. Auxilium also has a right to terminate the Agreement in the event Oscient fails to perform the minimum number of required sales calls on primary care physicians.

Option to Co-Promote Other Products for Treatment of Hypogonadism

The Agreement provides that Oscient shall have an exclusive option to co-promote Auxilium’s androgen replacement film product candidate for the treatment of hypogonadism and any other product owned by or licensed to Auxilium that is indicated for the treatment of hypogonadism and contains testosterone as the active ingredient. The terms and conditions of any such future agreement will be negotiated in good faith by the parties at the time the option is exercised.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. The Company will file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005. All readers are encouraged to read the entire text of the Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

Forward-Looking Statements

In addition to historical facts or statements of current condition, this Report contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the projected budget for marketing and promotion of Testim in the primary care physician market in the United States and the 2005 incremental expense impact to Auxilium resulting from its obligations under the Agreement versus the 2005 full-year guidance previously reported by Auxilium. All statements other than statements of historical facts contained in this Report, including statements regarding the business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to Auxilium, are intended to identify forward-looking statements. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Auxilium’s Form 10-Q for the quarterly period ended September 30, 2004 which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.” Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Auxilium undertakes no obligation to update publicly any forward-looking statement.

ITEM 2.02 Results of Operations and Financial Condition.

Auxilium currently estimates that the projected budget for marketing and promotion of Testim in the primary care physician market in the United States will be approximately $10.5 million in 2005 and approximately $13.0 million in 2006. The 2005 incremental expense impact to Auxilium is estimated to be $3.9 million versus the 2005 full-year guidance previously reported by Auxilium.

The cautionary language regarding forward-looking statements set forth in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.02 by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The description of the Agreement in “Item 1.01. Entry into a Material Definitive Agreement” of this Report, including the cautionary language regarding forward-looking statements, is incorporated into this Item 2.03 by reference. Such description is a summary of certain terms of the Agreement and, by its nature, is incomplete. The Company will file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005. All readers are encouraged to read the entire text of the Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

ITEM 7.01 Regulation FD Disclosure.

A copy of the press release announcing the execution of the Agreement is furnished as Exhibit 99.1 to this Report. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following press release is furnished as an exhibit to this Report pursuant to Item 7.01 and shall not be deemed to be “filed” under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing:

99.1	Press release, dated April 13, 2005, issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 13, 2005	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated April 13, 2005, issued by the Registrant.